UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 13, 2019 (Date of earliest event reported)
MEDTAINER, INC. (Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-29381 (Commission File Number)	65-0207200 (IRS Employer Identification Number)

1620 Commerce St. Corona, CA (Address of principal executive offices)		92880 (ZIP Code)
(844) 226-5649 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2019, the Registrant filed articles of amendment amending Article IV of its articles of incorporation to provide for a 1-for-100 reverse split of its outstanding shares of common stock, to be effective at 5:00 p.m., local time in Tallahassee, Florida, time on March 22, 2019 (the “Effective Time”). Fractional shares resulting from the reverse split will be rounded up to the next whole share. After the Effective Time, each outstanding stock certificate will represent the number of shares of common stock into which the number of shares stated to be represented thereby shall have been combined at the Effective Time, subject to the rounding up of fractional shares.

After the Effective Time, the number of shares of common stock that the Registrant is authorized to issue will be reduced from 6,000,000,000 to 100,000,000.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The amendment to the Registrant’s articles of incorporation described in Item 5.03 was approved by the Registrant’s board of directors on February 19, 2019, and on that date, shareholders of the Registrant having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted, adopted and approved the amendment.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit

Number Description

3.1 Amendment of Registrant’s Articles of Incorporation, filed February 20, 2019. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTAINER, INC.

By:  /s/ Curtis Fairbrother

Chief Executive Officer

Date: March 01, 2019